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                                                                   EXHIBIT 10.17

                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT (this "Guaranty") dated November 30, 1998, but effective as of November 1, 1998 (the "Effective Date"), is by DUKE ENERGY NATURAL GAS CORPORATION, a Delaware corporation (the "Guarantor"), for the benefit of TEPPCO PARTNERS, L.P., a Delaware limited partnership ("TEPPCO" and, together with the Guarantor, the "Parties").

                              W I T N E S S E T H:

         WHEREAS, Duke Energy Transport and Trading Company, a Colorado corporation ("Duke"), is a direct, wholly owned subsidiary of the Guarantor;

         WHEREAS, Duke owns all of the issued and outstanding limited liability company membership interests of DETTCO, LLC, a Delaware limited liability company (the "Company");

         WHEREAS, pursuant to a Contribution Agreement, dated October 15, 1998, by and between Duke and TEPPCO (the "Contribution Agreement" and, together with the agreements listed on Schedule 1 hereto, the "Transaction Agreements"), Duke will convey, and TEPPCO will acquire, all of the Membership Interests of the Company (capitalized terms not otherwise defined herein having the meanings ascribed to them in the Contribution Agreement);

         WHEREAS, the Guarantor, as the parent of Duke, will derive a substantial benefit from the acquisition of the Company by TEPPCO from Duke;

         WHEREAS, to induce TEPPCO to enter into the Contribution Agreement, and in consideration of TEPPCO entering into the Contribution Agreement, the Guarantor desires to guarantee (i) the obligations of Duke under the Contribution Agreement upon the terms and conditions set forth herein, and (ii) the obligations under the other Transaction Agreements of Duke and those Affiliates of Duke who are parties to such agreements (such Affiliates, together with Duke, are sometimes herein collectively referred to as the "Guaranty Parties"); and

         WHEREAS, pursuant to Section 7.1(o) of the Contribution Agreement, it is a condition to the obligation of TEPPCO to acquire the Membership Interests of the Company that the Guarantor enter into and deliver this Guaranty to TEPPCO;

         NOW, THEREFORE, in consideration of premises, the terms and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor covenants and agrees with TEPPCO as follows:

         1. Subject to the terms and conditions of this Guaranty, the Guarantor hereby irrevocably and unconditionally guarantees to TEPPCO and TEPPCO's Affiliates the performance of all of the Guaranty Parties' obligations under the Transaction Agreements and any and all documents and agreements now or hereafter executed and/or delivered by any of the Guaranty Parties pursuant to



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the terms of any of the Transaction Agreements, including the performance of the
Guaranty Parties' respective covenants thereunder, whether for the payment of money or the giving of indemnification or otherwise.

         2. The Guarantor represents and warrants to TEPPCO that the following are true and correct as of the Effective Date and as of the date hereof:

                  (a) The Guarantor is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                  (b) The Guarantor has full power and authority (including full corporate power and authority and all necessary board approvals) to execute and deliver this Guaranty and to perform its obligations hereunder. This Guaranty constitutes the valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms and conditions, except as such enforceability may be limited by or subject to (i) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Guarantor need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any government or governmental agency or any other person or entity to perform its obligations under this Guaranty.

                  (c) Neither the execution and the delivery of this Guaranty, nor the performance by the Guarantor of its obligations hereunder, will in any material respect violate any statute, regulation, rule, injunction, judgment, order, decree or ruling of any government, governmental agency, or court to which the Guarantor is subject, or any provision of its charter or bylaws or any material agreement or instrument to which the Guarantor is a party.

         3. The obligations of the Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by, any of the following, any of which may be taken without the consent of, or notice to, the Guarantor, nor shall any of the following give the Guarantor any recourse or right of action against TEPPCO:

                  (a) Any amendment, modification, addition, supplement, extension or acceleration of or to any part of any of the Transaction Agreements or any document or agreement now or hereafter executed and/or delivered by any of the Guaranty Parties pursuant to the terms of any of the Transaction Agreements;

                  (b) Any exercise or non-exercise by TEPPCO of any right or privilege under any of the Transaction Agreements or any document or agreement now or hereafter executed and/or delivered by any of the Guaranty Parties pursuant to the terms of any of the Transaction Agreements;



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                  (c) Any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Duke, the Company, or any Affiliate of Duke or the Guarantor, whether or not the Guarantor shall have disclosed any of the foregoing; it being expressly agreed that if and to the extent any payment or other obligation by or on behalf of any of the Guaranty Parties pursuant to any of the Transaction Agreements or any document or agreement now or hereafter executed and/or delivered by any of the Guaranty Parties pursuant to the terms of any of the Transaction Agreements is rescinded or is otherwise restored by TEPPCO as a result of any bankruptcy or other proceedings referred to above, such payment shall not be deemed to have been made for purposes of this Guaranty; and

                  (d) The existence of any facts or circumstances which cause (or result in) any of the representations and warranties of Duke in
         Article V of the Contribution Agreement to be (or being) inaccurate.

         4. The Guarantor's obligations hereunder shall be no more nor any less extensive than those required of the Guaranty Parties under the Transaction Agreements and any document and agreement now or hereafter executed and/or delivered by any of the Guaranty Parties pursuant to the terms of any of the Transaction Agreements, as applicable, and the Guarantor shall be entitled to assert with respect to any claim under this Guaranty, any and all defenses, set-offs, counterclaims and other rights or remedies available to the Guaranty Parties under the applicable Transaction Agreements and any document and agreement now or hereafter executed and/or delivered by any of the Guaranty Parties pursuant to the terms of any of the Transaction Agreements, as applicable, or otherwise at law or equity, excluding those matters herein set forth in Section 3 and Section 6 hereof.

         5. The obligations of the Guarantor hereunder are independent of the obligations of the Guaranty Parties and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against the Guarantor whether or not the Guarantor is the alter ego of any of the Guaranty Parties and whether or not any of the Guaranty Parties is joined therein or a separate action or actions are brought against any of the Guaranty Parties. Subject to the terms and provisions of this Guaranty, TEPPCO's rights hereunder shall not be exhausted until all obligations required of the Guaranty Parties under the Transaction Agreements and any and all documents and agreements now or hereafter executed and/or delivered by any of the Guaranty Parties pursuant to the terms of any of the Transaction Agreements have been performed. All remedies of TEPPCO are cumulative.

         6. The Guarantor unconditionally waives:

                  (a) Presentments, demands, protests or notices as the same pertain to the Guaranty Parties; provided, that the foregoing shall not waive or release any obligation of TEPPCO to provide notice to the respective Guaranty Parties or their respective successors or permitted assigns in accordance with and to the extent required by the terms of any of the Transaction Agreements or any document or agreement now or hereafter executed and/or delivered by any of the Guaranty Parties pursuant to the terms of any of the Transaction Agreements, as applicable;



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                  (b) Any right to require TEPPCO to proceed against the
         Guaranty Parties or to exhaust any security held by TEPPCO or to pursue any other remedy;

                  (c) Any defense based upon an election of remedies by TEPPCO, unless the same would excuse performance by the Guaranty Parties under the Transaction Agreements or any document or agreement now or hereafter executed and/or delivered by any of the Guaranty Parties pursuant to the terms of any of the Transaction Agreements, as applicable; and

                  (d) Any duty of TEPPCO to advise the Guarantor of any information known to TEPPCO regarding any of the Guaranty Parties or their ability to perform pursuant to any of the Transaction Agreements or any document or agreement now or hereafter executed and/or delivered by any of the Guaranty Parties pursuant to the terms of any of the Transaction Agreements, as applicable.

         7. Subject to the terms and provisions of this Guaranty, the Guarantor agrees to pay all costs and expenses, including reasonable attorneys' fees, that may be incurred by TEPPCO in any legal proceeding resolved in favor of TEPPCO to enforce the obligations of the Guarantor hereunder.

         8. This is a continuing guaranty and, subject to the terms and provisions of this Guaranty, the obligations of the Guarantor under this Guaranty shall continue in full force and effect until the Guaranty Parties' obligations under the Transaction Agreements and any and all documents and agreements now or hereafter executed and/or delivered by any of the Guaranty Parties pursuant to the terms of any of the Transaction Agreements shall have been fully paid and performed or excused under any such Transaction Agreement, any such document or agreement, or at law or equity, at which time this Guaranty and all of the Guarantor's obligations hereunder shall terminate and expire.

         9. This Guaranty shall not confer any rights or remedies upon any Person other than the Parties and their respective Affiliates, successors and permitted assigns and other Persons, if any, given rights of indemnification under the Transaction Agreements.

         10. This Guaranty constitutes the entire agreement among the Parties regarding the guaranty by Guarantor with respect to the transactions contemplated by the Transaction Agreements and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         11. This Guaranty shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign either this Guaranty or any of its rights, interests or obligations hereunder without the prior written approval of the other. Any such assignment consented to by TEPPCO shall not relieve the Guarantor of its obligations hereunder, and the Guarantor's assignee or successor shall provide TEPPCO with a written acknowledgment of the assumption of the Guarantor's obligations hereunder by such assignee or successor. If the Guarantor intends to consolidate with, merge into, or sell or otherwise transfer all or substantially all of its assets to another Person, the Guarantor shall give TEPPCO 30 days prior written notice of such consolidation, merger or transfer, and the surviving or purchasing Person, as the case may be, shall


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be deemed to have assumed the Guarantor's obligations hereunder, and shall acknowledge to TEPPCO such assumption in writing.

         12. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         13. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be deemed to have been duly given if in writing and delivered personally or sent via first-class, postage prepaid, registered or certified mail (return receipt requested), or by overnight delivery service or facsimile transmission addressed as follows:

         If to the Guarantor, to:

                  Duke Energy Natural Gas Corporation
                  370 - 17th Street, Suite 900
                  Denver, Colorado 80202
                  Telephone: (303) 595-3331
                  Facsimile: (303) 893-2613
                  Attention: President

         With a copy to:

                  Duke Energy Natural Gas Corporation
                  370 - 17th Street, Suite 900
                  Denver, Colorado 80202
                  Telephone: (303) 595-3331
                  Facsimile: (303) 893-8902
                  Attention: General Counsel

         If to TEPPCO, to:

                  TEPPCO Partners, L.P.
                  c/o Texas Eastern Products Pipeline Company
                  2929 Allen Parkway, Suite 3200
                  Houston, Texas 77019
                  Telephone: (713) 759-3636
                  Facsimile: (713) 759-3957
                  Attention: President

         With a copy to:

                  Texas Eastern Products Pipeline Company
                  2929 Allen Parkway, Suite 3200
                  Houston, Texas 77019
                  Telephone: (713) 759-3968
                  Facsimile: (713) 759-3645
                  Attention: General Counsel



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Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         14. This Guaranty shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

         15. This Guaranty may not be effectively amended, changed, modified, altered or terminated, except as provided herein, without the written consent of the Parties and such consent shall be effective only in the specific instance and for the specific purpose for which it is given.

         16. Any term or provision of this Guaranty that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         17. The word "including" shall mean including, without limitation. If the date specified in this Guaranty for giving any notice or taking any action is not a business day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a business day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a business day.

         18. Arbitration.

                  (a) In the event of any claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement or the relationship between the Parties created by this Agreement, involving the Parties and/or their respective representatives and/or Affiliates, including, without limitation, arising out of the Other Agreements or the Guaranty Agreement (all of which are referred to herein as "Disputes"), the Parties shall promptly seek to resolve any such Dispute by negotiations between senior executives of the Parties who have authority to settle the Dispute. When a Party believes there is a Dispute under this Agreement, that Party will give the other Party written notice of the Dispute. Within thirty (30) days after receipt of such notice, the receiving Party shall submit to the other a written response. Both the notice and response shall include (i) a statement of each Party's position and a summary of the


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         evidence and arguments supporting its position, and (ii) the name, title, fax number, and telephone number of the executive who will represent that Party. In the event the Dispute involves a claim arising out of the actions of any Person or entity not a signatory to this Agreement, the receiving Party shall have such additional time as necessary, not to exceed an additional thirty (30) days, to investigate the Dispute before submitting a written response. The executives shall meet at a mutually acceptable time and place within fifteen (15) days after the date of the response and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute. If one of the executives is an attorney or intends to be accompanied at a meeting by an attorney, the other executive shall be given at least five (5) days' notice of such intention and may also be accompanied by an attorney. All negotiations and communications pursuant to this Section 18 shall be treated and maintained by the Parties as confidential information and shall be treated as compromise and settlement negotiations for the purposes of the Federal and State Rules of Evidence.

                  (b) If the Dispute has not been resolved within sixty (60) days after the date of the response given pursuant to Section 18(a) above, or such additional time, if any, that the Parties mutually agree to in writing, or if the Party receiving such notice denies the applicability of the provisions of Section 18(a) or otherwise refuses to participate under the provisions of Section 18(a), either Party may initiate binding arbitration pursuant to the provisions of Section 18(c) below.

                  (c) Any Disputes not settled pursuant to the foregoing provisions shall be submitted to binding arbitration in accordance with the following provisions. Arbitration shall be the sole and exclusive manner in which to resolve any Disputes hereunder.

                           (i) The Party desiring to initiate arbitration in
                  connection with any Dispute shall send, via certified mail, written notice of demand of arbitration to the other Party and the name of the arbitrator appointed by the Party demanding arbitration together with a statement of the matter in controversy.

                           (ii) Within fifteen (15) days after receipt of such
                  demand, the receiving Party shall name its arbitrator. If the receiving Party fails or refuses to name its arbitrator within such 15-day period, the second arbitrator shall be appointed, upon request of the Party demanding arbitration, by the Chief U.S. District Court Judge for the Southern District of Texas or such other person designated by such judge. The two arbitrators so selected shall within fifteen (15) days after their designation select a third arbitrator; provided, however, that if the two arbitrators are not able to agree on a third arbitrator within such 15-day period, either Party may request the Chief U.S. District Court Judge for the Southern District of Texas or such other person designated by such judge to select the third arbitrator as soon as possible. In the event the Judge declines to appoint an arbitrator, appointment shall be made, upon application of either Party, pursuant to the Commercial Arbitration Rules of


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                  the American Arbitration Association. If any arbitrator
                  refuses or fails to fulfill his or her duties hereunder, such arbitrator shall be replaced by the Party which selected such arbitrator (or if such arbitrator was selected by another Person, through the procedure which such arbitrator was selected) pursuant to the foregoing provisions.

                           (iii) Each arbitrator selected by the Parties shall
                  be a certified public accountant or licensed attorney with at least fifteen (15) years of oil and gas experience as a certified public accountant and/or practicing attorney. The arbitrators selected by the Parties are not required to be neutral, but the third arbitrator shall be neutral and shall be a retired judge.

                           (iv) The Parties hereby request and consent to the
                  three (3) arbitrators conducting a hearing in Houston, Texas no later than sixty (60) days following their selection or thirty (30) days after all prehearing discovery has been completed, whichever is later, at which the Parties shall present such evidence and witnesses as they may choose, with or without counsel.

                           (v) Arbitration shall be conducted in accordance with
                  the Commercial Arbitration Rules and procedures of the American Arbitration Association.

                           (vi) The Federal Rules of Civil Procedure, as
                  modified or supplemented by the local rules of civil procedure for the U.S. District Court for the Southern District of Texas, shall apply in the arbitration. The Parties shall make their witnesses available in a timely manner for discovery pursuant to such rules. If a Party fails to comply with this discovery agreement within the time established by the arbitrators, after resolving any discovery disputes, the arbitrators may take such failure to comply into consideration in reaching their decision. All discovery disputes shall be resolved by the arbitrators pursuant to the procedures set forth in the Federal Rules of Civil Procedure.

                           (vii) Adherence to formal rules of evidence shall not
                  be required. The arbitrators shall consider any evidence and testimony that they determine to be relevant.

                           (viii) The Parties hereby request that the
                  arbitrators render their decision within thirty (30) calendar days following conclusion of the hearing.

                           (ix) Any decision by a majority of the arbitration
                  panel shall be final, binding and non-appealable. Any such decision may be filed in any court of competent jurisdiction and may be enforced by either Party as a final judgment in such court. There shall be no grounds for appeal of any arbitration award hereunder.



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                           (x) The defenses of statute of limitations and laches
                  shall be tolled from and after the date a Party gives the other Party written notice of a Dispute as provided in Section 18(a) above until such time as the Dispute has been resolved pursuant to Section 18(a), or an arbitration award has been entered pursuant to this Section 18(c).

                  (d) In the event arbitration (or, despite the Parties' agreement to resolve the Disputes through binding arbitration, litigation) arising out of this Agreement is initiated by either Party, the prevailing Party, after the entry of a final non-appealable order, shall be entitled to recover from the other Party, as a part of said order, all court costs, fees and expenses of such arbitration (or litigation), including, without limitation, reasonable attorneys' fees.

                  (e) If, despite the Parties' agreement to submit any Disputes to binding arbitration, there are any court proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, such proceedings shall be brought and tried in the federal or state courts situated in the City of Houston, Texas.

                  (f) THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY.





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         IN WITNESS WHEREOF, the Parties have executed this Guaranty to be effective as of the Effective Date.

                             GUARANTOR:

                             DUKE ENERGY NATURAL GAS CORPORATION



                             By: /s/ J.W. Mogg
                                -----------------------------------------------
                             Name: J.W. Mogg
                                  ---------------------------------------------
                             Title: Executive Vice President
                                    -------------------------------------------


                             TEPPCO:

                             TEPPCO PARTNERS, L.P.

                             By: Texas Eastern Products Pipeline Company,
                                      its General Partner



                             By: /s/ W.L. Thacker
                                -----------------------------------------------
                             Name: W.L. Thacker
                                  ---------------------------------------------
                             Title: Chairman of the Board, President
                                    -------------------------------------------
                                      and Chief Executive Officer
                                      -----------------------------------------




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